EXHIBIT 24

POWER OF ATTORNEY

     I, the undersigned Director and/or Officer of Conexant Systems, Inc., a Delaware corporation (the “Company”), hereby constitute DWIGHT W. DECKER, DENNIS E. O’REILLY and JASMINA THEODORE BOULANGER and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004, and any amendments thereto.

Signature	Title	Date
/s/ Dwight W. Decker Dwight W. Decker	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)	December 8, 2004
/s/ J. Scott Blouin J. Scott Blouin	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 8, 2004
/s/ Donald R. Beall Donald R. Beall	Director	December 8, 2004
/s/ Steven J. Bilodeau Steven J. Bilodeau	Director	December 8, 2004
/s/ Ralph J. Cicerone Ralph J. Cicerone	Director	December 8, 2004
/s/ Dipanjan Deb Dipanjan Deb	Director	December 8, 2004
/s/ F. Craig Farrill F. Craig Farrill	Director	December 8, 2004
/s/ Balakrishnan S. Iyer Balakrishnan S. Iyer	Director	December 8, 2004

Signature	Title	Date
/s/ John W. Marren John W. Marren	Director	December 8, 2004
/s/ D. Scott Mercer D. Scott Mercer	Director	December 8, 2004
/s/ Jerre L. Stead Jerre L. Stead	Director	December 8, 2004
/s/ Giuseppe P. Zocco Giuseppe P. Zocco	Director	December 8, 2004